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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /X/  Soliciting Material Pursuant to Section 240.14a-12

                        UNO RESTAURANT CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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[PIZZERIA UNO LOGO]


                                                             NEWS RELEASE

UNO RESTAURANT CORPORATION, 100 CHARLES PARK ROAD, WEST ROXBURY, MA 02132
617-323-9200                                            FAX: 617-218-5375

                UNO RESTAURANT CORPORATION SIGNS MERGER AGREEMENT
                          IN GOING PRIVATE TRANSACTION


Boston, Massachusetts, April 19, 2001 - Uno Restaurant Corporation (NYSE:UNO) announced today that it has signed a merger agreement with a corporation formed by Uno Restaurant Corporation's chairman and majority stockholder, Aaron D. Spencer, and four key executive officers. Under this agreement, the new corporation will merge with Uno Restaurant Corporation, and the stockholders of Uno Restaurant Corporation other than Mr. Spencer would be entitled to receive $9.75 per share in cash. Completion of the merger is subject to a number of conditions, including receipt of financing, approval by the holders of a majority of Uno Restaurant Corporation's shares not owned or controlled by Mr. Spencer and the four key executive officers, holders who pursue their appraisal rights under Delaware law not owning more than 5% of Uno Restaurant Corporation's outstanding shares, receipt of a further fairness opinion from the financial advisor to the special committee of the Board of Directors of Uno Restaurant Corporation who negotiated the transaction, and absence of a material adverse change or the institution of certain litigation. The new corporation formed by Mr. Spencer and the four key executive officers may also abandon the transaction if there is a material adverse change in Mr. Spencer's health. The company expects to file preliminary proxy material for the stockholder meeting to act on the merger agreement by April 27, 2001.

Based in Boston, Uno Restaurant Corporation currently has a total of 180 casual dining, full-service restaurants operating primarily under the name "Pizzeria Uno...Chicago Bar & Grill." The system includes 112 company-owned and 60 franchised "Pizzeria Uno...Chicago Bar & Grill" restaurants, 7 franchised Pizzeria Uno Restaurant & Bar and one Mexican restaurant, located in 30 states, the District of Columbia, Puerto Rico, Seoul, South Korea, Lahore, Pakistan and Dubai, U.A.E. The Company under its Uno Foods subsidiary operates a consumer foods business, which supplies airlines, movie theaters, hotel restaurants, convenience stores and supermarkets with both frozen and refrigerated branded and non branded products. For more information, visit the company's web site at WWW.UNOS.COM.

INFORMATION CONCERNING THE IDENTITY OF THE DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY AND THE BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK BY EACH OF THESE INDIVIDUALS AND THEIR OTHER POTENTIAL INTERESTS IN THE TRANSACTION CONTEMPLATED BY THIS PRESS RELEASE MAY BE FOUND IN THE COMPANY'S PROXY STATEMENT FILED WITH THE SEC UNDER SCHEDULE 14A ON JANUARY 24, 2001 AND IN THE MANAGEMENT GROUP'S SCHEDULE 13D FILED WITH THE SEC. IN CONNECTION WITH THE PROPOSED MERGER, THE COMPANY WILL FILE A PROXY STATEMENT ON SCHEDULE 14A WITH THE SEC. SHAREHOLDERS OF THE COMPANY AND OTHER INVESTORS ARE ENCOURAGED TO READ THE PROXY STATEMENT BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER.
ALL OF THESE DOCUMENTS THAT HAVE BEEN, OR MAY BE, FILED WITH THE SEC ARE AVAILABLE FREE OF CHARGE ON THE SEC'S WEB SITE (HTTP://WWW.SEC.GOV/).


CONTACT: Bob Vincent, Chief Financial Officer (617)  323-9200 (ext5215)